UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 27, 2007

WorldTradeShow.com, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-1084370
(Commission File Number)

88-0355407
(IRS Employer Identification No.)

9449 Balboa Ave, Suite 114
San Diego, CA 9213
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code:  (858) 292-9637

___________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

WorldTradeShow.com, Inc.

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

          On March 26, 2007, WorldTradeShow.com, Inc. ("Registrant") and Business.com.vn, a company existing under the laws of Vietnam ("BCVN"), entered into an agreement to acquire certain assets from BCVN (the "Asset Purchase Agreement"). The Asset Purchase Agreement provides that in connection of the transfer of certain assets, Registrant shall issue to BCVN 4,423,077 shares of the Registrant's restricted common stock. Additionally, Registrant shall execute a convertible promissory note (the "Note") in the amount of One Hundred Thousand Dollars ($100,000.00). The principle and any interest of such Note may be converted in that number of shares of the Registrant's common stock at a per share price of $0.26 per share. The Asset Purchase Agreement may be terminated at any time prior to the Effective Time by written agreement.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

The following exhibit is filed as a part of this report:

EXHIBIT NUMBER	DESCRIPTION	LOCATION
10.1	Material Agreement	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDTRADESHOW.COM, INC.
(Registrant)

Date:

/s/ Sheldon Silverman
Sheldon Silverman, Chief Executive Officer